SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2007

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a)	Amendments to Articles of Incorporation or Bylaws

The Board of Directors of Boston Private Financial Holdings, Inc. (the “Company”) voted to amend and restate the Company’s By-Laws, primarily to reflect various provisions and concepts of the Massachusetts Business Corporation Act, Chapter 156D, which became effective on July 1, 2004 (the “MBCA”), to permit the issuance of uncertificated shares of capital stock to comply with the new rules enacted by The Nasdaq Stock Market, Inc. requiring listed securities to be eligible for a “direct registration program” operated by a clearing agency and to make certain other changes. Major changes to the By-Laws are summarized below.

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Changes to Article First (Shareholders): Article First has been amended and restated to permit the Chairman of the Board or the President, in addition to the Board of Directors, to call the annual meeting. The percentage of shareholder interests required for special meetings to be called by shareholders has been increased from 66 2/3% to 75%. Additional procedures have been added to the notice provisions for shareholder director nominations and proposals, including requiring 30 additional days of notice for such nominations or proposals in certain circumstances and provisions on potential increases in the size of the Board. Proxy appointments are recognized as valid for up to eleven (11) months prior to the vote (as opposed to 6 months in the current bylaws) and further provides for the delivery of a proxy by electronic means.

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Changes to Article Second (Directors): Article Second has been amended and restated to provide the Board of Directors with authority to fill a vacancy prospectively and clarifies that a director filling a vacancy shall hold office for the remainder of the full term of the class of Directors with the vacancy. Regular meetings of the Board of Directors are permitted to be held on a prescribed date and time without further notice.

•	Changes to Article Third (Officers): Article Third has been amended and restated to provide for removal of an officer with or without cause by action of the Board.

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Changes to Article Fourth (Provisions Relating to Capital Stock): Article Fourth has been amended and restated to provide, in accordance with Section 7.07 of the MBCA, that a record date for shareholder meetings may be set as early as 70 days before a meeting date, and requires that a new record date be set if such meeting is adjourned for more than 120 days.

•	Changes to Article Fifth (Indemnification): Article Fifth has been amended and restated to permit indemnification to the fullest extent permitted by law, including any subsequent amendment thereto.

The amended and restated by-laws were effective as of June 1, 2007. The full text of the amend and restated by-laws is attached hereto as Exhibit 3.1 and a marked copy against the original by-laws is attached hereto as Exhibit 3.2.

Item 9.01	Exhibits

(d) Exhibits.

3.1	Amended and Restated By-laws of the Company.

3.2	Amended and Restated By-laws of the Company marked to show changes from original by-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/s/ Walter M. Pressey
	Name:	Walter M. Pressey
	Title:	President
Date: June 6, 2007